Exhibit 5.1

[Letterhead of AmTrust Financial Services, Inc.]

December 11, 2014

AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, NY 10038

Re: Registration Statement on Form S-3ASR filed by AmTrust Financial Services, Inc.

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Secretary for AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), I have acted as counsel in connection with the Registration Statement on Form S-3ASR to which this opinion has been filed as an exhibit (the “Registration Statement”). The Company is filing the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the selling securityholders set forth in the prospectus contained in the Registration Statement or any supplement to the prospectus that may be filed under the Securities Act of one or any combination of (i) $76,000,000 aggregate principal amount of 2.75% Convertible Senior Notes due 2044 (the “Convertible Senior Notes”) and (ii) shares of the Company’s common stock issuable upon conversion of the Convertible Senior Notes (the “Conversion Shares”). The Convertible Senior Notes and the Conversion Shares are hereinafter referred to collectively as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

In rendering these opinions, I have examined the Registration Statement and the documents incorporated by reference therein, the indenture dated December 21, 2011 (the “Base Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, and a form of the Fourth Supplemental Indenture, to be dated as of December 15, 2014 (together with the Base Indenture, the “Indenture”), a form of the share certificate representing the Conversion Shares, a form of the global note representing the Convertible Senior Notes and such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the limitations stated herein, I am of the opinion that:

1.	The Convertible Senior Notes have been duly authorized, and when executed and delivered by the Company and duly authenticated by the Trustee in accordance with the provisions of the Indenture, the Convertible Senior Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

2.	Upon conversion of the Convertible Senior Notes in accordance with the terms of the Indenture, the Conversion Shares issuable therefrom will be duly authorized, validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, my examination of the matters of law has been limited to, and I express no opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

I hereby consent to the filing of this legal opinion as Exhibit 5.1 to the Registration Statement and to the reference to myself under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stephen B. Ungar

Senior Vice President, General Counsel and Secretary